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                                                                     EXHIBIT 5.2

                           [LETTERHEAD OF GREENBERG]

                                August 22, 2001

Jefferies & Company, Inc.
11100 Santa Monica Blvd., 10/th/ Floor
Los Angeles, California 90025

CIBC World Markets Corp.
High Yield Investment Banking (New York)
425 Lexington Avenue
New York, New York 10017


Ladies and Gentlemen:

     We have acted as special counsel to Mikohn Gaming Corporation, a Nevada corporation (the "Issuer"), and the Guarantors (as defined below) in connection with the negotiation, execution and delivery of, and the transactions contemplated by, (a) the Purchase Agreement, dated as of August 15, 2001 (the "Purchase Agreement"), by and among the Issuer, the Guarantors and the Initial Purchasers (as defined therein) (the Issuer, the Guarantors and the Initial Purchasers are referred to herein collectively, as "parties," and individually, as a "party"), relating to the sale by the Issuer to the Initial Purchasers of 105,000 Units (the "Units"), each consisting of (i) $1,000 principal amount of the Issuer's 11.875% Senior Secured Notes due 2008 (the "Series A Notes") to be issued under an Indenture, dated as of August 22, 2001 (the "Indenture"), by and among the Issuers, the Guarantors listed on Schedule A thereto (each, a "Guarantor" and collectively, the "Guarantors") and Firstar Bank, N.A., as Trustee (the "Trustee"), and (ii) one warrant (a "Warrant") to purchase four shares of common stock par value $0.10 per share, of the Issuer (the "Common Stock," and the shares of Common Stock issuable upon exercise of the Warrants are referred to herein as, the "Warrant Shares"), to be issued pursuant to a Warrant Agreement, dated as of August 22, 2001 (the "Warrant Agreement"), by and among the Issuer and Firstar Bank, N.A., as Warrant Agent (the "Warrant Agent") and (b) the agreements attached as exhibits thereto or contemplated thereby (such agreements, including (i) the Purchase Agreement, (ii) the Warrant Agreement, (iii) the Indenture, (iv) the Units, (v) the Warrants, (vi) the Notes, (vii) the Guarantees, (viii) the Note Registration Rights Agreement, dated as of August 22, 2001 (the "Note Registration Rights Agreement"), by and among the Issuer, the Guarantors and the Initial Purchasers, (ix) the Warrant Registration Rights Agreement, dated as of August 22, 2001 (the "Warrant Registration Rights Agreement"), by and among the Issuer and the Initial Purchasers, (x) the Pledge and Security Agreement, dated as of August 22, 2001 (the "Security Agreement"), by and among the Issuer, each of the subsidiaries of the Issuer signatory thereto (the Issuer and such subsidiaries, each a
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"Debtor") and Firstar Bank, N.A., as trustee and collateral agent for the holders of the Notes (the "Secured Party"), (xi) the Trademark Security Agreement, dated as of August 22, 2001 (the "Trademark Security Agreement"), by and among the Debtors and the Secured Party, and (xii) the Patent Security Agreement, dated as of August 22, 2001 (the "Patent Security Agreement"), by and among the Debtors and the Secured Party, (xiii) the Copyright Security Agreement, dated as of August 22, 2001 (the "Copyright Security Agreement"), by and among the Debtors and the Secured Party and (xiv) the Deed of Trust, Security and Fixture Filing with Assignment of Rents, dated as of August 22, 2001 (the "Mortgage"), by and among the Issuer, Stewart Title of Nevada and Firstar Bank, N.A., as beneficiary (the "Beneficiary"), are referred to collectively herein as the "Agreements"). This opinion letter (this "Letter") is being delivered to you pursuant to Section 9(a)(ix)(A) of the Purchase Agreement. All capitalized terms not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

     Subject to the limitations set forth herein, in connection with the preparation of this Letter and for purposes of the opinions set forth below, we have examined (i) an executed copy of each of the Agreements; (ii) an Opinion Certificate, a copy of which is attached hereto as Exhibit A (the "Opinion Certificate"); and (iii) originals or photostatic or certified copies of certain of the records and documents of the Issuer and the Guarantors including a certified copy of the Issuer's Amended and Restated Articles of Incorporation (the "Article"), as in effect on the date hereof, a copy (certified by an officer) of the Issuer's Amended and Restated Code of Bylaws (the "Bylaws"), as in effect on the date hereof, a certified copy of the articles of incorporation or certificate of incorporation, as in effect on the date hereof, of each of the Guarantors, a copy (certified by an officer) of the bylaws, as in effect on the date hereof, of each of the Guarantors, those instruments and documents listed on the Mikohn Gaming Corporation Schedule of Due Diligence Documents, dated as of August 21, 2001 (collectively, the "Applicable Documents"), a copy of which list is attached to the Opinion Certificate as Exhibit D thereto and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     Based upon such review and inquiries, and subject to the assumptions and limitations herein set forth, we are of the opinion that:

          1. The Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, is duly licensed or qualified to transact business and is in good standing in each jurisdiction in which the failure to be so qualified, licensed or in good standing could, singly or in the aggregate, have a Material Adverse Effect. The Issuer has the corporate power and authority to own, lease and operate its properties, to carry on its business as currently conducted, to execute and deliver each of the Agreements, to perform its obligations under each of the Agreements and to consummate the transactions contemplated thereby.

          2. Each of the Guarantors is validly existing and in good standing under the laws of its state of incorporation and is duly licensed or qualified to transact business and is in good standing in each jurisdiction in which the failure to be so qualified,

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licensed or in good standing could, singly or in the aggregate, have a Material
Adverse Effect.

          3. The execution, delivery and performance by the Issuer and the Guarantors of the Agreements have been duly authorized by all requisite corporate action of the Issuer and the Guarantors party thereto, and each of the Agreements has been duly executed and delivered by the Issuer and the Guarantors party thereto.

          4. Assuming the Purchase Agreement has been duly authorized, executed and delivered by the Initial Purchasers, the Purchase Agreement constitutes the legal, valid and binding obligation of the Issuer and the Guarantors, enforceable against the Issuer and the Guarantors in accordance with its terms, under the laws of the State of New York, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          5. Assuming the Indenture has been duly authorized, executed and delivered by the Trustee, the Indenture constitutes the legal, valid and binding obligation of the Issuer and the Guarantors, enforceable against the Issuer and the Guarantors in accordance with its terms, under the laws of the State of New York, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          6. Assuming the Note Registration Rights Agreement has been duly authorized, executed and delivered by the Initial Purchasers, the Note Registration Rights Agreement constitutes the legal, valid and binding obligation of the Issuer and the Guarantors, enforceable against the Issuer and the Guarantors in accordance with its terms, under the laws of the State of New York, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and subject to the qualification that rights to indemnification and contribution under the Note Registration Rights Agreement may be limited by federal or state securities laws or public policy relating thereto.

          7. Assuming the Warrant Agreement has been duly authorized, executed and delivered by the Initial Purchasers, the Warrant Agreement constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, under the laws of the State of New York, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and subject to the qualification that rights to indemnification and contribution under the Warrant Agreement may be limited by federal or state securities laws or public policy relating thereto.

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          8.  Assuming the Warrant Registration Rights Agreement has been duly authorized, executed and delivered by the Initial Purchasers, the Warrant Registration Rights Agreement constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, under the laws of the State of New York, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law on in equity), and subject to the qualification that rights to indemnification and contribution under the Warrant Registration Rights Agreement may be limited by federal or state securities laws or public policy relating thereto.

          9. The Series A Notes, when executed and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will constitute the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms of the Indenture, under the laws of the State of New York, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          10. The Series B Notes, when executed, authenticated and delivered in accordance with the terms of the Indenture and the Registration Rights Agreement, will constitute the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms and the terms of the Indenture, under the laws of the State of New York, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          11. The Guarantees on the Series A Notes, when the Series A Notes have been issued, executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will constitute the legal, valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, under the laws of the State of New York, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          12. The Guarantees on the Series B Notes, when the Series B Notes have been issued, executed and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer against tender of the Guarantees on the Series A Notes for cancellation thereof, will constitute the legal, valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, under the laws of the State of New York, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting


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creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          13. The Warrants, when executed and delivered by the Warrant Agent in accordance with the terms of the Warrant Agreement and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will constitute the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms and the terms of the Warrant Agreement, under the laws of the State of New York, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The Warrant Shares have been duly and validly authorized for issuance by the Issuer and, when issued in accordance with the terms of the Warrants and the Warrant Agreement, will be validly issued, fully paid and nonassessable, issued in compliance with all applicable federal securities laws and, to our knowledge, not subject to, and not issued in violation of, any preemptive or similar rights.

          14. Assuming the Security Agreement has been duly authorized, executed and delivered by the Secured Party, the Security Agreement constitutes the legal, valid and binding obligation of the Issuer and the Debtors, enforceable against the Issuer and the Debtors in accordance with its terms, under the laws of the State of New York, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          15. Assuming the Trademark Security Agreement has been duly authorized, executed and delivered by the Secured Party, the Trademark Security Agreement constitutes the legal, valid and binding obligation of the Issuer and the Debtors, enforceable against the Issuer and the Debtors in accordance with its terms, under the laws of the State of New York, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          16. Assuming the Copyright Security Agreement has been duly authorized, executed and delivered by the Secured Party, the Copyright Security Agreement constitutes the legal, valid and binding obligation of the Issuer and the Debtors, enforceable against the Issuer and the Debtors in accordance with its terms, under the laws of the State of New York, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in proceeding at law or in equity).

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          17. Assuming the Patent Security Agreement has been duly authorized, executed and delivered by the Secured Party, the Patent Security Agreement constitutes the legal, valid and binding obligation of the Issuer and the Debtors, enforceable against the Issuer and the Debtors in accordance with its terms, under the laws of the State of New York, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in proceeding at law or in equity).

          18. Other than to the extent that it is necessary for the validity and enforcement of the provisions for the perfection and enforcement of the liens and security interests created under the Mortgage with respect to the Trust Estate (as defined therein) and for the assignment of rents under the Mortgage that such provisions be governed by Nevada law, and assuming the Mortgage has been duly authorized, executed and delivered by Stewart Title of Nevada and the Beneficiary, the Mortgage constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          19. To our knowledge, except for: (i) the Note Registration Rights Agreement; (ii) the Warrant Registration Rights Agreement; (iii) certain registrations that may be required under outstanding warrants to purchase 910,000 shares of the Issuer's common stock, of which warrants to purchase 410,000 shares are exercisable as of the date hereof; and (iv) the filing of shelf-registration statement with respect to the 1,500,000 shares of the Issuer's common stock issued in the private placement described under "Offering Circular Summary - Recent Developments" in the Offering Circular, there are no contracts, commitments, agreements, arrangements, understanding or undertakings of any kind to which the Issuer is a party, or by which it is bound, granting to any person the right to require the Issuer to file a registration statement under the Act with respect to any securities of the Issuer or to require the Issuer to include such securities with shares of common stock registered pursuant to any registration statement.

          20. To our knowledge, there is no stop order, restraining order or other order that has been issued by, or investigation, proceeding or litigation commenced before, the Securities and Exchange Commission or any federal or New York regulatory body, administrative agency, court or governmental body with respect to the Issuer in connection with the Offering or any of the other transactions contemplated by the Agreements.

          21. The execution, delivery and performance by the Issuer and the Guarantors of the Agreements to which they are parties,the consummation of the transactions contemplated thereby and the compliance by the Issuer and the Guarantors with the provisions thereof, and the issuance and sale of the Units, the Warrants, the Series A Notes and the Guarantees as provided pursuant to the Purchase Agreement, will not conflict with, violate, constitute a breach of or a default (with the passage of time or


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otherwise) under, require the consent of any person (other than consents already obtained), or result in the imposition of a Lien on any assets of the Issuer or any of the Guarantors or an acceleration of indebtedness pursuant to, (i) the Articles or Bylaws of the Issuer or the articles of incorporation, certificate of incorporation or bylaws of any of the Guarantors (collectively, the "Charter Documents"), (ii) any Applicable Document; or (iii) any Applicable Law, which, in our experience, is normally applicable to transactions of the type contemplated by the Agreements.

          22. No permit, certificate, authorization, approval, consent, license or order of, or filing, registration, declaration or qualification with, any New York or federal Governmental Authority is required in connection with the execution, delivery or performance by each of the Issuer and the Guarantors of the Agreements to which it is a party or the consummation by each of the Issuer and the Guarantors of the transactions contemplated thereby, or the issuance and sale by the Issuer of the Units, the Warrants and the Series A Notes and by the Guarantors of the Guarantees as provided in the Purchase Agreement, except for federal securities laws (as to which we express no opinion in this paragraph 22) and state securities or blue sky laws (as to which we express no opinion), and those already obtained and which are in full force and effect.


          23. Except for such matters as may be described or set forth in the Offering Circular, we have not been engaged to give substantive attention to, or represent the Issuer, the Guarantors or any of their respective officers, directors or employees in connection with, nor to our knowledge is there, any litigation, governmental proceeding, investigation or arbitration pending or threatened against or directly involving the Issuer, the Guarantors or any of their respective officers, directors or employees, or to which any property or assets of the Issuer or the Guarantors are subject, that either (i) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge any of the Agreements, the Offering or any of the other transactions contemplated by the Agreements, or (ii) could, singly or in the aggregate reasonably be expected to have a Material Adverse Effect.

          24. To our knowledge, the Issuer is not in violation of or in default under its Charter Documents.

          25. The Issuer has an authorized capitalization as set forth in the Offering Circular and the authorized capital stock of the Issuer conforms as to legal matters to the description thereof contained in the Offering Circular. The statements in the Offering Circular under the captions "Description of Units," "Description of Notes," "Description of Warrants," and "Description of Capital Stock" insofar as such statements purport to summarize certain provisions of the documents referred to therein, fairly summarize such provisions in all material respects.

          26. To our knowledge, except as set forth in the Purchase Agreement, there are no outstanding securities, options, warrants, calls, rights, contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which the Issuer or any of the Guarantors is a party, or by which it is bound, obligating the Issuer or any of the Guarantors to issue, deliver or sell, or cause to be issued,

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delivered or sold, shares of capital stock or other securities of the Issuer or the Guarantors, or any securities convertible into or exercisable for any shares of capital stock or other securities of the Issuer or the Guarantors, or obligating the Issuer or the Guarantors to issue, grant, extend or enter into any such security, option, warrant, call, right, contract, commitment, agreement, arrangement, understanding or undertaking.

          27. Assuming that the representations of the Initial Purchasers contained in the Purchase Agreement are true, correct and complete and assuming compliance by the Initial Purchasers with their covenants set forth in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Units, the Warrants, the Series A Notes and the Guarantees to the Initial Purchasers pursuant to the Purchase Agreement or the initial resale of the Units, the Warrants, the Series A Notes and the Guarantees by the Initial Purchasers in the manner contemplated by the Purchase Agreement and described in the Offering Circular, to register such sales of the Units, the Warrants, the Series A Notes and the Guarantees under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

          28. The statements made in the Offering Circular the headings "Description of Units," "Description of Notes," "Description of Warrants," "Description of Capital Stock," "Plan of Distribution," "Notice to Investors" and "Certain United States Income Tax Considerations" insofar as such statements purport to constitute statements of law or legal conclusions are accurate in all material respects.

          29. When the Units, the Warrants, the Series A Notes and the Guarantees are issued and delivered pursuant to the Purchase Agreement, no securities of the same class (within the meaning of Rule 144A(d)(3) under the Act) as the Units, the Warrants, the Series A Notes or the Guarantees of the Issuer or any Guarantor will be listed on any national securities exchange or registered under Section 6 of the Securities Exchange Act of 1934, as amended, or quoted on an automated inter-dealer quotation system.

          30. The Issuer is not and, after giving effect to the issuance and sale of the Units, the Warrants, or the Series A Notes in accordance with the terms of the Purchase Agreement and the application of the proceeds therefrom as described in the Offering Circular, will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          31. To the extent that the Offering Circular purports to summarize provisions of the Units, the Warrants, the Notes, the Guarantees, the Indenture, the Note Registration Rights Agreement and the Warrant Registration Rights Agreement, such summaries accurately reflect in all material respect the provisions thereof purported to be summarized.

          32. Each of the Preliminary Offering Circular and the Offering Circular, as of its date (except for the financial statements, including the notes thereto, pro forma financial statements and other financial and statistical data included or incorporated by


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reference therein, as to which we express no opinion), contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

          33. The provisions of the Security Agreement are effective to create under the Uniform Commercial Code of the State of New York (the "New York UCC"), in favor of the Secured Party to secure the Secured Obligations (as defined in the Security Agreement), a valid security interest in each Debtor's rights in the Collateral (as defined in the Security Agreement) subject to Article 9 of the New York UCC (the "UCC Collateral").

          34. The provisions of the authorization letter dated August 15, 2001 by each Debtor to the Secured Party, and/or the Security Agreement, are sufficient to constitute authorization by the Debtors of the filing of the financing statements for purposes of Section 9-509 of the Uniform Commercial Code of the State of Delaware (the "Delaware UCC").

          35. The financing statement with respect to Progressive Games, Inc. (the "Delaware Debtor") include all of the types of information required by Sections 9-502(a) and 9-516 of the Delaware UCC in order for such financing statements to be in appropriate form for filing in the Office of the Secretary of State of the State of Delaware.

          36. Under the Delaware UCC, upon the later of attachment of the security interest and the filing of the financing statements naming the Delaware Debtor as debtor and Secured Party as secured Party in the Office of the Secretary of State of the State of Delaware, the security interest of the Secured Party will be perfected in the Delaware Debtors, rights in the UCC Collateral in which a security interest may be perfected through the filing of financing statements.

          37. For purposes of the Delaware UCC, the Delaware Debtor is a "registered organization."

          38. To the extent that the federal trademark laws of the United States are applicable, the provisions of the Security Agreement, together with the recordation of the Trademark Security Agreement in the United States Patent and Trademark Office within three months of the date hereof, will be effective to create in favor of the Secured Party a valid security interest in the Debtors' right, title and interest in the U.S. registered trademarks and U.S. trademark applications set forth on Schedule A to the Trademark Security agreement (the "Trademarks"), which is effective against subsequent purchasers of such Trademarks.

          39. To the extent that the federal patent laws of the United States are applicable, the provisions of the Security Agreement, together with the recordation of the Patent Security Agreement in the United States Patent and Trademark Office within three months of the date hereof, will be effective to create in favor of the Secured Party a valid security interest in the Debtors' right, title and interest in the U.S. patents and U.S. patent applications set forth on Schedule A to the Patent Security Agreement (the "Patents"), which is effective against subsequent purchasers and mortgagees of such Patents.

          40. To the extent the federal copyright laws of the United States are applicable, the provisions of the Security Agreement, together with the recordation of the Copyright Security Agreement in the United States Copyright Office within one month of the date hereof will be effective to create in favor of the Secured Party a valid security interest in the Debtors' right, title and interest in the U.S. registered copyrights set forth on Schedule A to the Copyright Security Agreement (the "Copyrights," and together with the Trademarks and Patents, the "Intellectual Property Collateral") which is effective against subsequent "transfers of copyright ownership" (as that term is defined in the United States Copyright Act, 17 U.S.C Section 101) of such Copyrights.

     We have participated in conferences with the officers and other representatives of the Issuer and the Guarantors, representatives of the independent public accountants for the Issuer and Guarantors, the Initial Purchasers and counsel for the Initial Purchasers in connection with the preparation of the Preliminary Offering Circular and the Offering Circular and although we have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness, or fairness of the statements contained in the Preliminary Offering Circular or the Offering Circular (except to the extent specified in paragraphs 25, 28, 31 and 32 above), no facts have come to our attention which lead us to believe that the Preliminary Offering Circular, as of its date, or the Offering Circular, as of its date and as of Closing, contained an untrue statement of a material fact or omitted to state a material fact (except, in the case of the Preliminary Offering Circular, for pricing terms and other financial terms intentionally left blank) required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no view with respect to the financial statements and related notes, the financial projections, if any, the other financial, statistical and accounting data or information or industry data attributed to an identified source included in or appended as exhibits to the Preliminary Offering Circular or the Offering Circular, or incorporated by reference therein or the section of the Preliminary Offering Circular and the Offering Circular entitled, "Business-Government Regulation").

     The opinions herein expressed are subject to the following further qualifications and exceptions:

          A. As to matters of fact bearing upon the opinions set forth in this Letter, we have, with your consent, relied primarily upon, and have not independently verified the accuracy of, the representations, warranties and other statements of all parties contained in the Agreements and matters of fact set forth in certificates of government officials, corporate officers and other representatives of persons referred to herein. In rendering such opinions, we have not necessarily independently verified.

          i. Each signature is genuine; each document submitted to us as an original is authentic; and each document submitted to us as a copy conforms to the

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original;

               ii. Each party, other than the Issuer and the Guarantors, has the power, authority and legal right to execute and deliver, and to perform its obligations under, the Agreements;

               iii. The execution, delivery and performance of the Agreements and any other certificates, instruments of documents in connection with agreements, by each party other than the Issuer and the Guarantors, have been duly authorized;

               iv. The Agreements constitute legal, valid and binding obligations of each party thereto other than the Issuer and the Guarantors;

               v. The parties to the Agreements have received the consideration to be delivered to them at the Closing pursuant to the Agreements; and

               vi. The factual representations and warranties in the Agreements of each of the parties thereto, other than those of the Issuer and the Guarantor, are true and the facts and circumstances contemplated pursuant to the Agreements (excluding those set forth in the representations and warranties of the Issuer and the Guarantors) are as contemplated therein.

               B. No opinion is expressed as to the enforceability of the obligations of the Issuer and the Guarantors under the Agreements or any documents contemplated or referenced thereby to the extent that enforceability of the rights, obligations and agreements is subject to, affected or limited by:
(a) rights of the United States of America under the Federal Tax Lien Act of 1966; (b) applicable liquidation, conservatorship, bankruptcy, insolvency, moratorium, reorganization or other laws relating to debtor relief or the enforcement of creditors' rights form time to time in effect under state and/or Federal law; (c) general principles of equity (whether considered in a proceeding in equity or at law); (d) the exercise of the discretionary powers of any court or other authority before which may be brought in any proceeding seeking equitable remedies, including, without limitation, specific performance and injunctive relief; (e) any provision of the Agreements that provides for an absolute and unconditional obligation to perform thereunder even though such agreement is invalid, terminated or such performance would be illegal; (f) other applicable laws and court decisions that may limit or render unenforceable certain rights and remedies of any Initial Purchaser or the Secured Party provided in the Agreements related to the Collateral, but that do not in our judgement, make any such agreement invalid as a whole or inadequate for the ultimate practical realization of the benefits intended to be provided thereby, though they may result in delays (and we express no opinion as to the economic consequences, if any, of any such delays); (g) applicable fraudulent conveyance laws or fraudulent transfer laws from time to time in effect; or (h) limitations on indemnification and contribution arising under Federal or state securities laws or by virtue of public policy.

               C.   As used in opinions expressed herein, the phrase "to our

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

knowledge" refers only to the actual current knowledge of those attorneys within our firm who have given substantive attention to the Issuer and does not (i) include constructive notice of matters or information, or (ii) except for our conversations with the officers of the Issuer responsible for such matters and information and our review of the Agreements and the Applicable Documents and as otherwise set forth in this Letter, imply that we have undertaken any independent investigation (a) with any persons outside of our firm, or (b) as to the accuracy or completeness of any factual representation or other information made or furnished in connection with the transactions contemplated by the Agreements. Furthermore, the phase "actual current knowledge" expressed herein also means that we do not know of any fact or circumstance which would give us any basis to question the accuracy of those statements made to us or furnished to us and relied upon by us in rendering the opinions in this Letter.

          D. No opinion is expressed herein as to consents, approvals, authorizations or orders required under state securities or "blue sky" laws.

          E. Although we have acted as special counsel to the Issuer and the Guarantors in connection with the Agreements, our engagement is limited to those matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Issuer in connection with which we have not been consulted and have not represented the Issuer. To our knowledge, however, there are no such matters which would affect this Letter.

          F. This Letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated therein.

          G. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

          H. The opinions set forth herein are based in part upon Federal and state authorities as they are currently complied and reported on by customary reporting services. It is possible that legislation affecting the opinions expressed herein might have been enacted into law that are not reflected in such reporting services. We are not currently aware of the passage of any such legislation. However, it is not possible for us to know with certainty as of the date of this Letter whether any such legislation may have been passed into law.

          I. The opinions contained herein do not include any opinion as to any licenses, permits or approvals necessary for building, zoning, environmental, land use, fire or other development laws, ordinances, regulations or requirements or the compliance by the Issuer with such requirements.

          J. This Letter has been issued solely for the benefit of the Initial Purchasers and no other party or entity shall be entitled to reply hereon without the express


                            Greenberg Traurig, LLP
written consent of a shareholder of this firm ("Our Prior Written Consent"). Without Our Prior Written Consent, this Letter may not be quoted in whole or in part or otherwise referred to in any document or report. Copies of this Letter may, however, be furnished by the Initial Purchasers to third parties in your discretion, except that no such recipient may rely upon this Letter without Our Prior Written Consent.

          K. We are licensed to practice law only in New York and Delaware, and do not hold ourselves to be experts on the laws of any jurisdiction other than the State of New York, the State of Delaware and the United States of America. Accordingly, the opinions expressed herein are specifically limited to the laws of the State of New York (including, without limitation, the New York
UCC), the Delaware UCC and the Federal law of the United States of America in effect on the date hereof, to the extent such laws are involved in the opinions set forth herein, and we express no opinion on any matter governed by the law of any other jurisdiction. Notwithstanding the foregoing, we express no opinion on matters governed by the laws and regulations of any jurisdiction pertaining to the gaming industry.

          L. Notwithstanding that the opinions expressed herein may refer to any party other than the Issuer and the Guarantors, we are not representing, and do not purport to represent, such party in connection with the transactions described herein.

          M. We do not express any opinion as to any provisions in the Agreements purporting to: (i) apply the laws of a particular jurisdiction, other than the laws of the State of New York, (ii) waive or establish jurisdiction or venue or (iii) indemnify any person against, or relieve any person of liability for, its own negligent or wrongful act in any circumstance in which enforcement of such provision would be against public policy or limited or prohibited by applicable law.

          N. Notwithstanding any provision in any of the Agreements to the effect that such provision reflects the entire understanding of the parties with respect to the matters described therein, the courts of the State of New York may consider extrinsic evidence of the circumstances surrounding the entering into of an Agreement to ascertain the intent of the parties in using the language employed in such Agreement, regardless of whether or not the meaning of the language used in such Agreement is plain and unambiguous on its face, and may determine that additional or supplementary terms should be incorporated into such Agreement.

          O. In giving the opinion that the Issuer is validly existing and in good standing under the laws of the State of Nevada, we have relied solely upon
(i) a certificate to that effect issued by the Secretary of State of the State of Nevada, and (ii) the certificate attached hereto as Exhibit A (the "Tax Opinion Certificate"). In giving the opinion that each of the Guarantors is validly existing an in good standing under the laws of its state of incorporation, we have relied solely upon (i) a certificate to that effect issued by the Secretary of State of such state, and (ii) the Tax Opinion Certificate. Further, in rendering the opinions set forth in paragraphs 1 and 2 above, (a) in order to determine the states in which qualification is appropriate, we have assumed that qualification may be required only in those states in which the Issuer or the Guarantors, respectively, own or lease real property, maintain offices or have employees, and we have relied on the Issuer's listing of those states in the Opinion Certificate, and (b) as to the qualification and good standing of the Issuer and the Guarantors in the states so identified in such Opinion Certificate, we have relied exclusively on (i) certificates of public officials, and (ii) the Tax Opinion Certificate.

          P. We express no opinion as to the enforceability of provisions of the Agreements or the Security Agreement which purport to limit the Secured Party's obligations to exercise reasonable care in the custody and preservation of collateral in accordance with the UCC. We also point out that legal and equitable principles require good faith and fair dealing by the Secured Party and the Note holders and may require such persons to exercise their rights and remedies under the Security Agreement and the Agreements in a reasonable manner, including, but not limited to, consideration of the materiality of any breach and of the consequences of such breach. However, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally, the limitations referred to in this paragraph and/or in other parts of this opinion do not, in our opinion, make the remedies and procedures which will be afforded to the Secured Party and the Note holders inadequate for the practical realization of the substantive benefits purported to be provided under the Security Agreement and the Agreements.

          Q. We also point out that the enforceability of the Security Agreement and the security interests created thereby in accounts receivable may be subject to rights of account debtors, and any claims or defenses of such account debtors against the Debtors (as defined in the Security Agreement), including the Delaware Debtor. Moreover, in the case of accounts receivable that are due from the United States or any State thereof or any department of the United States or any State thereof, the right to collect upon such accounts receivable may be limited by the Assignment of Claims Act, 31 U.S.C.A. Sec. 3727 (1989) and any applicable State law relating to the assignment of claims against such State.

          R. We express no opinion with respect to the right, title or interest of any Person in or to any property, the existence, location or description (other than as set forth in the Security Agreement or in any UCC financing statements) of any Collateral, or the priority of any security interest or other lien in any Collateral referred to in the Security Agreement.

          S. Our opinions in paragraphs 33 and 36 above are subject to the following qualifications:

          (a) in the case of any Collateral consisting of motor vehicles or the like, the Secured Party's security interest must be noted on the certificate of title to such motor vehicle or other such property;

          (b) in the case of proceeds, the Secured Party's security interest is limited as provided in UCC Section 9-315;

               (c) we express no opinion as to the perfection of any security interest in any transaction excluded from Article 9 of the UCC pursuant to Section 9-109 of the UCC, or in any property subject to Sections 9-303 through 9-306 of the UCC; and

               (d) Section 552 of the Federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to an agreement entered into by the debtor before the commencement of such case, and
          Section 547 of the Federal Bankruptcy Code may render a security interest in such after-acquired property voidable to the extent it serves as collateral for any antecedent debt, subject to the exceptions provided therein.

               T. We also call your attention to the fact that the UCC requires the filing of continuation statements within six months before the expiration of five years from the date of the original filing (and each five-year period thereafter) in order to maintain the effectiveness of the financing statement filings referred to in paragraph 35 above; and that additional financing statement filings may be required in the event of a change in the name, identity or corporate structure of the subject Debtor.

               U. In rendering our opinions in paragraphs 33 and 36 above, we have assumed that:

               (a) The Delaware Debtor has, or will have as of the relevent time(s), rights in the UCC Collateral, within the meaning of Section 9-203 of the UCC, at all times relevant to this opinion;

               (b) No items of the UCC Collateral consist of consumer goods, fixtures, crops growing or to be grown, timber to be cut, minerals or the like (including oil and gas), accounts resulting from the sale of an interest in minerals or the like (including oil and gas), equipment used in farming operations, farm products, accounts or general intangibles arising from or relating to the sale of farm products by a farmer or a leasehold evidenced by a proprietary lease (or both) from a corporation or partnership formed for the purpose of cooperative ownership of real estate; and

               (c) Security interests in after-acquired property are limited to the extent provided in UCC Section 9-204.

               V. In rendering our opinions in paragraphs 33 and 36 above, we do not express any opinion as to, and our opinions are qualified with respect to the interests of buyers of UCC Collateral as provided in the UCC.

               W. Our opinions in paragraphs 38, 39 and 40 above are subject to the following qualifications:

               (a) We have assumed that the information on the schedules to the Trademark Security Agreement, Patent Security Agreement, and Copyright

     Security Agreement are accurate and complete as of the date of the filing of the Trademark Security Agreement, Patent Security Agreement, and Copyright Security Agreement;

          (b) We have assumed that the Debtors own the Intellectual Property Collateral, and we express no opinion as to the nature or extent of the each of the Debtors' rights in, or title to, any of the Intellectual Property Collateral;

          (c) We express no opinion with respect to the security interest of the Secured Party, in any Intellectual Property Collateral which is either acquired by the Debtors subsequent to the date hereof or otherwise not identified in Schedule A to each of the Trademark Security Agreement, Patent Security Agreement, and Copyright Security Agreement;

          (d) We call your attention to the fact that, under Section 10 of the United States Trademark Act (the 'Lanham Act") (15 U.S.C. (S) 1060), no application to register a mark based on intent to use shall be assignable prior to the filing of a verified statement of use with the United States Patent and Trademark Office pursuant to Section 1(d) of the Lanham Act, except to a successor to the business of the applicant, or portion thereof, to which the mark pertains, if that business is ongoing and existing;

          (e) We call your attention to the fact that the exercise of remedies with respect to the Trademarks and Patents may require additional filings with the United States Patent and Trademark Office;

          (f) We call your attention to the fact that the exercise of remedies with respect to the Copyrights may require additional filings with the United States Copyright Office;

          (g) We express no opinion as to the priority of the security interest of the Secured Party in the Intellectual Property Collateral;

          (h) We have assumed that there are no agreements between the Debtors and any account debtor prohibiting, restricting or conditioning any Debtor's right to grant a security interest in any portion of the Intellectual Property Collateral;

          (i) We express no opinion as to the validity or enforceability of any of the Intellectual Property Collateral;

          (j) We express no opinion with respect to the security interest of the Secured Party in any United States trademark registrations or trademark applications, United States patents or patent applications or United States copyright registrations or copyright applications which are acquired by any Debtor subsequent to the date hereof or are otherwise not identified on Schedule A to each of the Trademark Security Agreement, Patent Security Agreement, and Copyright Security Agreement;

                    (k) We advise you that with respect to that portion of the Intellectual Property Collateral in which the Secured Party, has been granted a security interest by more than one agreement, a court may limit the right of the Secured Party to choose among the remedies otherwise given to it by such agreements with respect to the Intellectual Property Collateral;

                    (l) We call to your attention that, while federal trademark and patent laws allow for recordation in the United States Patent and Trademark Office within three months from the date on which a transfer is executed in order for such transfer to be effective against subsequent purchasers, the U.S. Bankruptcy Code generally requires that filings and recordations be made within ten (10) days to avoid preference issues; and

                    (m) We call to your attention that, under U.S. trademark law, it is generally held that transfers of trademark rights are invalid unless accompanied by the related goodwill and the trademarks are used on substantially the same goods as those previously represented by the trademarks and we express no opinions as to the assets or goodwill that would have to accompany the Trademarks to ensure continuing validity and enforceability of such Trademarks in the event of a foreclosure and the ultimate disposition of the Trademarks as a result of a default.

                                                    Very truly yours,



                                                    /s/ Greenberg Traurig, LLP
                                                    ----------------------------
                                                    Greenberg Traurig, LLP